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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated August 24, 1998, October 1, 1998 and October 7, 1998, accompanying the financial statements of Shrader Refuse and Recycling Service Company, B&B Sanitation, and J & J Sanitation, respectively. These reports and financial statements are contained in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-70253) and related Prospectus of Waste Connections, Inc. and are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Waste Connections, Inc. on Form S-8.


                                                          GRANT THORNTON LLP


Lincoln, Nebraska
February 8, 1999



                              Page-1 Exhibit 23.4